UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2007

CRDENTIA CORP.
(Exact name of registrant as specified in its charter)

Commission file number: 0-31152

Delaware	76-0585701
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5001 LBJ Freeway, Suite 850, Dallas, Texas 75244
(Address of principal executive offices)

(972) 850-0780
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On June 30, 2007, Crdentia Corp. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Matthew J. Cahillane and C. Michael Emery (collectively, the “Purchasers”) pursuant to which the Company agreed to sell to the Purchasers its right, title and interest in the assets related to its temporary nurse staffing business in the Detroit, Michigan metropolitan area (the “Acquired Assets”).  The purchase price for the Acquired Assets was (1) $300,000 in cash; (2) 128,367 shares of the Company’s common stock held by the Purchasers and (3) the assumption of certain liabilities related to the Acquired Assets, subject to limited exceptions set forth in the Agreement.  Each of the Company and the Purchasers also agreed to release the other from any and all claims or causes of action arising through the date of the Agreement, including, without limitation, claims arising out of the Agreement and Plan of Reorganization by and among the Company, HIP Holding, Inc. and the Purchasers dated March 28, 2005, pursuant to which the Company acquired the Acquired Assets.

The Agreement included customary representations and warranties by the parties, including, among others, representations by the Company regarding ownership of the Acquired Assets.  The Agreement also included customary covenants by the parties, including, among others, covenants by the Purchasers to refrain from (1) soliciting the Company’s employees or customers; (2) competing with the Company in certain states outside of the Detroit metropolitan area, provided that the Purchasers are permitted to place nurses in hospitals or other healthcare institutions in such states subject to payment to the Company of fee equal to 5% of the gross revenues generated from nurses so placed for six months following the closing date and 3% of the gross revenues generated from nurses so placed for the period from six months through twelve months following the closing date; (3) initiating or maintaining any law suit, cause of action or demand against the Company with respect to any claims arising through the date of the Agreement and (4) encouraging, assisting or advising any other person or entity in initiating or maintaining any law suit or cause of action against the Company.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibits 10.1 to this report and incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets

On June 30, 2007, the Company completed the sale of the Acquired Assets to the Purchasers pursuant to the Agreement.  The information included above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is attached as Exhibit 99.1

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement between Crdentia Corporation, Matthew J. Cahillane and C. Michael Emery dated June 30, 2007.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRDENTIA CORP.

Dated: July 6, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer
(Principal Financial and Accounting
Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement between Crdentia Corporation, Matthew J. Cahillane and C. Michael Emery dated June 30, 2007.
99.1	Unaudited Pro Forma Consolidated Financial Statements of Crdentia Corp.